UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 26, 2012

Illumina, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-35406	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Illumina Way, San Diego, California		92122
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of November 26, 2012, the Board of Directors (the "Board") of Illumina, Inc. (the "Company") increased the size of the Board from nine to ten members and elected Robert S. Epstein, M.D., to serve on the Board. Dr. Epstein has been assigned to serve in the class of directors currently including Messrs. Daniel M. Bradbury and Roy A. Whitfield, and, consistent with the Company's Corporate Governance Guidelines, Dr. Epstein will stand for election by the Company's stockholders at the Company's 2013 annual meeting of stockholders to serve for a one-year term commencing with such meeting. There is no arrangement or understanding between Dr. Epstein and any other person pursuant to which he was selected as a director. In addition, Dr. Epstein is not a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933. Dr. Epstein will participate in the non-employee director compensation programs described under "Director Compensation" in the Company's proxy statement filed on March 19, 2012. A copy of the Company's press release announcing Dr. Epstein's appointment is filed as Exhibit 99.1 to this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

Date: November 29, 2012	By:	/s/ Christian G. Cabou
Name: Christian G. Cabou
Title: Senior Vice President & General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 29, 2012